Exhibit 99.3

Investor Presentation Transcript

Release Date: June 24, 2021

●	Gilad Shany, CEO, ION Acquisition Corp.
●	Zvika Netter, Co-Founder and CEO, Innovid
●	Tanya Andreev-Kaspin, CFO, Innovid

Legal Disclaimer: Welcome everyone to today’s investor presentation. Before we start, let me remind you that today’s presentation contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Innovid Inc. and ION Acquisition Corp 2 Ltd., including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by Innovid and the markets in which it operates, and Innovid’ projected future results. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation. Ion’s prior and future SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You are cautioned not to put undue reliance on forward-looking statements, and Innovid and ION assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Innovid nor ION gives any assurance that either Innovid or ION will achieve its expectations.

This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Ion intends to file a registration statement on Form S-4 that will include a proxy statement of Ion and a prospectus of Ion. You are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. And now I turn it over to Gilad Shany, CEO of ION Acquisition Corp.

Gilad Shany, CEO, ION Acquisition Corp: Hi, everyone, and thank you for joining the ION Acquisition Corp 2 Innovid merger investor presentation. I would like to start by saying that the entire team at ION and me personally are excited to partner with a leading and innovating management team that is helping a $200 billion industry to transition from the 20th to the 21st century.

If we move to slide four, you will see our presenters today. We have with us Zvika Netter, the founder and CEO of Innovid. Tanya Andreev, the CFO. And on the ION side we have myself, Gilad Shany the CEO of ION Acquisition Corp.

On the next slide, you can see our agenda. And if we move to slide seven, I’ll give you a little bit of background for those of you who do not know ION. We are a 15 year old investment platform focused on the intersection of Israel and technology. We have been doing that with our in house investment research team and growing our assets across private and public investments. We are a serial SPAC sponsor. And we have three public SPACs trading on the New York Stock Exchange.

Property of Innovid, Inc. – Confidential & Proprietary

If we push to slide eight, we want to share with you our investment thesis. Number one, the TV advertising market is a massive $200 billion market. And it’s in the midst of a transition from the 20th century linear broadcast infrastructure to the 21st century digital connected TV infrastructure. We believe we’re in the first inning of this transition. Number two, we have a market leading independent platform in Innovid. Over 40% of the top global 200 clients chose Innovid as their infrastructure of choice for their online video campaigns. Number three, we have a founder led company, which has been first to market with deep technology products. Innovid is a product-led growth company, and the growth we are seeing today is driven by products and technology that have been developed for over a decade. We believe that the existing and new products will continue to lead Innovid’s growth for years to come. Number four, we have a truly differentiated business model. We are a pure software play on connected TV growth. With 80% plus gross margins, and very high logo retention and expansion, both the top line and bottom line growth in the business are simple to model with very high software-only incremental margins. Innovid, does not buy or sell media, which also keeps us strategically well positioned to partner with most of the ecosystem. Taking all of this into account, we believe that this is a great opportunity to partner with a leading software company at an attractive entry point and we will further dig into valuation and deal structure in the latter part of this presentation. With that, I would like to turn the presentation to Zvika, founder and CEO of Innovid. Zvika, over to you.

Zvika Netter, Co-Founder and CEO, Innovid: Thanks Gilad. I’d like to start on slide 10 by sharing the reason my co-founders and I found this opportunity so promising when we started Innovid more than a decade ago. Our founding vision, which remains in place today, is focused on the idea that all TV at some point will be delivered over IP, basically, over the internet. Within the TV industry, we found the advertising side of the business presented an extremely exciting opportunity. And I’ll explain why. TV is a fairly established industry, as opposed to other digital advertising mediums like search and social. The TV industry is an industry that has been around for 80 years. It’s massive, accounting for an estimated $200 billion in media spend on a global scale. What’s happening now, with the shift from traditional television to connected television, is predominantly an infrastructure change. What I mean by that is how advertising and how the content is being delivered is changing. But almost everything else is the same. The content is mostly the same, the TV ads are very similar creative in most cases, the TV screen is the same TV screen, 60- 70 inches in somebody’s living room, it’s the same living room, usually the same audience, and the budgets are the same, they’re just shifting to a new section based on the infrastructure that delivers the creative. At this point, we believe that somewhere between $10 to $20 billion dollars are spent on CTV, which means there’s some massive room for growth to continue from this point. More viewers are now choosing to consume their content on streaming devices, and we actually see brands are shifting their budgets to follow those eyeballs.

Let’s move to slide 11. CTV is a large and growing industry with significant upside potential, but also its own set of challenges. We took a close look at what the move to CTV means for large advertisers from the perspective of the workflow, their capabilities, and what will be better or possibly more challenging for them in the connected TV space. Our analysis identified four areas of disruption. One of them is media. We made a strategic decision early on, not to buy, sell, or transact on media. I’ll speak to the context and rationale on why our independence is so important shortly. But first, the three important areas of disruption Innovid is designed to solve for are; the creative delivery, the actual streaming and delivery of the creative, personalization and interactivity of the creative itself, and measurement. On the delivery side, the ad delivery side, usually referred to as ad serving, is very different in connected TV versus in linear television. Linear television basically, advertisers usually produce a film, a spot, sometimes in LA, sometimes somewhere else, on location with actors, directors, talent. They produce it, sometimes it costs hundreds of 1000s of dollars. And then they physically distribute that creative to the TV station to air. Digital advertising actually allows and requires a central location of that creative to be simply hosted and delivered and streamed from a central hub to all the addressable screens, whether CTV, desktop, mobile, etc. This allows advertisers better version control, and allows them to tap into technologies such as personalization to go beyond force-fitting a single version to everybody. So you get the mass access of television with the ability to send the right message to the right person at the right time. So it’s a great combination of the benefits of television, and digital advertising. What you can also do, since the end screen is basically a computer in a connected TV environment, you can allow a two way communication protocol between the screen and the brand, allowing interactive TV advertising to exist. For example, allowing you to download coupons, watch additional content, send text messages to your phone, install apps, etc. The last area of disruption is the ability to measure more accurately. So with linear television classically, because it’s broadcast, it’s based on estimates, there’s no way to actually measure who’s seeing what. So it’s basically based on a panel, the classical companies known in the space have built a panel to estimate who saw what, what households, etc. With digital, there is a one to one delivery on a single household and a single device based on the IP. So when you deliver the ad, you can actually know the location not only if somebody saw the ad, but how many seconds of the ads were streaming to that household. That’s a huge opportunity and a huge area of disruption for the industry and obviously for Innovid.

Property of Innovid, Inc. – Confidential & Proprietary

Slide 12 tees up the Innovid solution for these three areas of disruption. Innovid has built the largest independent ad delivery and measurement platform for connected television. Our platform is being used today by some of the largest TV advertisers in the world to deliver and measure their ads on connected TV environments. Next, we’ll provide a deeper overview of our platform and product.

On slide 14, we talk to our culture. Before we dive into a deeper description of our platform and our offering First thing first, its people, people first at Innovid. Innovid is very people focused with huge investment in our culture and our teams. We have approximately 365 employees located across 15 offices around the world. We have been recognized on multiple occasions, the best place to work in New York in the US in some other areas of the world. An accomplishment we believe is driven by our core values, encouraging our talent to be generous, daring and unbeatable.

Slide 15. The combination of our unbeatable spirit and clarity of purpose around our core vision is what we believe has allowed Innovid to lead the CTV market. We chose the name Innovid because it stands for innovation in video, as we are very much innovative, driven. In fact, we started building technology for the world of CTV, before the word CTV ever even existed. We released several key technologies starting in 2008 and have had many first to market releases and exclusive products released to date. Notable achievements include the first SDK for interactive CTV advertising, which we believe has driven our expansive publisher footprint. We were the first in the world to receive the Media Rating Council accreditation for CTV measurement back in 2018. Innovid ran the first interactive Super Bowl ad on CTV, we were the first and remain the exclusive ad delivery platform into NBC’s Peacock in addition to several other unique firsts. We also have a history and invention, and have been granted several patents around CTV and online video in general.

Slide 16 we’ve discussed people and purpose, but what does the platform actually do for Innvoid clients? It starts with a process for delivering ads. Some see this industry as quite complex, we believe that what we do is actually very simple. A typical TV workflow may go as follows. Let’s say a large automotive manufacturer produces a TV ad that can cost hundreds of 1000s of dollars with actors, directors and more. Once they have the shot, they have the take, they upload the file, the TV spot that they created, into our platform. In the CTV space advertisers, all they need to do is just upload the creative to our platform, then our system will encode it to about 50 different specs across different devices, different platforms, different publishers, different apps to make sure that it will run smoothly on all these different environments. Next, once the creative is uploaded into the system, the ad is ready to be delivered into the user’s screen. So once the viewer turns on their television, and they start watching content, let’s say for example, Hulu. At some point, it’s time to show that specific ad that our client uploaded, let’s say that automotive ad. So basically, when it’s the time to show that ad, the publisher server in this case, Hulu calls our platform and asks for the creative to be delivered. Only then we actually stream that ad to the viewer’s screen from our servers physically to the device that the user is watching TV on. And through that process we also collect relevant information that’s available like IP, device ID, sometimes resolution screen, etc. and we store it on our system. So that loop, that process of delivery measurement, we run about in the last few weeks, on average, more than a billion times a day in terms of delivery and about 6 billion data points collected every day. If you get all those ads that were broadcast from our system and put them together, you will get more than 300 years of video delivered a day. That scale is extremely significant. And of course as you’ll see in the graph soon, it’s actually growing every month now.

Property of Innovid, Inc. – Confidential & Proprietary

Slide 17. This slide showcases that in the middle of all of this, there is a pretty complex ecosystem that Innovid is supporting, but not participating in. It’s an ecosystem of the media component. There are several layers of the media ecosystem. If you start from the bottom here, this is the connected TV devices. This is the physical device layer, consumer electronic layer that includes the hardware where people are using to connect their TV to the screen. It can actually be the TV itself, like a Samsung TV, an LG TV. It can also be a device that’s connected to TV like a Roku, Apple, Amazon Fire, and many other devices. Actually, recently, Walmart announced that they’re going to release another device. So there’s plenty of ways like Xbox, Playstations, there are plenty of devices connected to TV, none of them are standardized. These are the different ways you can watch connected TV. On top of that there’s a layer of the content, the application that’s running on these devices, in this case, like Hulu, YouTube, but there’s hundreds and 1000s of apps that either create their own content, represent their own content or aggregate content, like YouTube. Above that there’s a subsection of connected to the world, not huge at this point, we believe 20 to 30%, that is programmatically traded. This relates to how the media is being bought and sold. This is programmatic, which means there are platforms like Magnite, Freewheel, and others that are the SSPs. They aggregate content and send it to the exchange of the programmatic world. And then there’s a whole set of platforms called the DSPs, demand side platforms, such as The Trade Desk, Google has a product and others, that they trade, the buying and selling. All these platforms make their business through a percentage of the media spent on the advertising that’s running on their system. They’re at the end of the media businesses, that’s their core business model. Innovid does not participate in that buying and selling; we’re enabling this industry, we’re making things work more efficiently. We’re allowing this ecosystem to become easier to manage and deliver into for our clients, the largest brands.

So if you go to the next slide, slide 18. This shows our partnership. So while we believe we don’t compete with any of these players in the media players, we actually enable the money to flow faster and flow better and create better value for our clients but also these media sellers’ clients. So you can see here partners like The Trade Desk and Magnite and Roku, Comcast and others that we are been working with for for many, many years to create a better, safer, simple, more advanced, in terms of capabilities, environment for marketers to deliver ads into.

Property of Innovid, Inc. – Confidential & Proprietary

Now that we’ve talked about our offering, I’ll move to slide 20 to share our go-to-market approach. As we discussed, Innovid focuses on the largest TV advertisers out there. We sell to the large brands contracting with them, and sometimes with their agency partners. The platform in terms of hands on keyboard support is mainly used by the agencies, creative agencies and media agencies. The creative agencies upload the creative, and it could be many creative agencies per brand; and media agencies upload and program the system in terms of what it was supposed to do, and then monitor the campaigns as they run. What we are selling to them is technology. It’s the technology I just described before that allows them to deliver and personalize and measure all their CTV and digital video advertising across the internet on a single platform. The business model is quite straightforward. Our technology fees are usage based, so we’re charging them per volume based on the amount of ads that we’re delivering. And not what is used in the ad tech industry called take rate, Innovid does not have a take rate. Take rate, means a percentage of the media spend. We charge a flat fee. No matter if we’re delivering a seventy inch screen ad in full HD to somebody’s living room, or a tiny ad, it’s still a TV ad, on somebody’s mobile phone. We charge for everything, exactly the same. And there’s a reason that in terms of our independence, it prevents our involvement or bias in the media world, which is extremely important to our position and we believe is a key reason why we’re winning and retaining clients. And I’ll get to that soon.

So let’s take a deeper look at our client segmentation on slide 21. What you can see here is something that we made a decision about six, seven years ago, as we segmented the TV advertising market, we found out that it’s highly concentrated. It’s almost like a closed club of massive brands that can afford the production and delivery and buying media on a national scale. These are U.S. numbers based on Kantar media, showing actual spend of the top 200 U.S. advertisers. What’s phenomenal, it’s highly concentrated. These 200 brands represent about 75% of the total TV spend on an annual basis in the U.S., that’s a lot of money. So in theory, if Innovid, transacted and closed agreements with these 200 brands, we would have approximately 75% of the CTV market.

If we go to the next slide, slide 22, you can see our actual footprint at this point. So what you can see here, our clients from the top 200, which is mostly where we’re focusing, represent about 40% of the top 200 TV advertisers in the U.S.

We’ll switch to the next slide to explain how we achieve this unique market position and also, as you’ll see later, relatively high retention rate. Basically, it’s a combination of two things. One is we have more than a decade where we’ve built technology, we started building CTV tech before CTV existed, because we knew where we’re heading. We started with desktop and mobile because that’s what was available 12 years ago, but the second TV started to connect to the internet, we were there. So as you saw before, we built a lot of unique first technologies, whether it’s encoding, asset management SDK, proprietary partnerships, which is obviously great to have a very deep tech moat that was developed over 10 years. The other fact that is not less important is our independence. Because we made sure for our entire existence and never to touch media, not as an ad network, not as a DSP. Not even in our business model, we don’t take a percentage of that, that made it clear to the industry, to our clients, and most importantly to our partners, that we’re not in conflict with them. We’re not trying to take a cut of their business, and in turn puts us in a position to be considered to be what some might call Switzerland to be the single source of truth and have close to zero conflicts with most of the players in this industry. That allows us to grow very fast and integrate almost with everybody in this ecosystem. What this turns into is a software business with 80 to 85% gross margin that is actually growing very, very fast with an NRR of 120% in 2020, because it’s a combination of retention and the consumer moving to CTV, that combination and a volume based model creates 120% NRR, and in Q1 this year, much higher NFR. So, let’s dive and see how things look behind the scenes and see how the numbers tell the story.

Property of Innovid, Inc. – Confidential & Proprietary

Slide 24 the growth Innovid experiencing is very significant. On the left, you can see the amount of ads delivered on a monthly basis to connected TV. These are typically 50 60 70, sometimes 80 inch screen TVs in somebody’s living room. Growth ads delivered to the big screen in the home is accelerating from year to year at a rate of approximately almost 80% if you go from December to December. We’ve seen very similar growth year to date 2021 as well. We also delivered TV ads into desktop and mobile environments. On the right of this slide, you can see the combination of all the TV ads delivered through our platform. Desktop ads are relatively flat in terms of growth. In some cases, even declining. Mobile TV ads have a nice growth rate. But what’s really driving the top line growth and our increased margin is the connected TV. It’s also interesting to know that over time, CTV is not just growing quickly, it’s also obviously becoming a bigger portion of our business. At this point, approximately 45% of our overall volume and revenue is derived from CTV, over time we naturally expect that part to increase as the CTV volume, CTV budgets, are being fueled by the user behavior transition from linear to CTV, while in desktop and mobile it’s a gradual growth and behavior. But in CTV, there’s a massive pool of money being shifted based on user behavior as we’ll talk ro on the next slide.

On slide 25, we share more around our projections for accelerating growth. What you see here is a projection for the next three years including 2021. We expect mobile to continue to grow in a similar way, but the key story is obviously CTV. CTV is growing quickly year over year and is projected to continue to grow. Our growth assumptions are based on the concept that it is the same brand spending the same money. So there is an established advertising market that is now delivering more and more ads through a CTV connection, rather than on a traditional linear TV connection. Same device, same screen, same content, same ad usually same brand, same budget. Just based on the user behavior, increasingly, some of those ads are going through a CTV connection and that’s how Inovid makes money. On the right we have an illustrative chart, which visualizes our estimate that during 2020 at Innovid CTV represented approximately $2 billion of media spend. Again, we do not derive revenue from that spend, we don’t touch it, we don’t take a percentage. However, it does reflect the size of the opportunity ahead of us, when viewed as a subset of the total TV market, which is estimated to be $200 billion. Just to give a sense of the opportunity and the size that we can grow. The 2023 number that you can see in the chart represents an estimated $8 billion that could be spent in CTV and could be easily delivered to our platform. The takeaway, this is still a small fraction of what’s available in the entire market that’s already being spent on linear TV.

On slide 26, we speak to our business model or pricing model, and the upside potential. So our revenue model is quite simple. The volume of the ads we deliver, what’s sometimes called impressions, we multiply that by a rate or rate card. In this case, it’s 30 cents on average per 1000. So every 1000 ads of creative we are streaming, we’re charging our clients 30 cents. Some people call it CPM, the dark blue line, charting the average rate of CPM in the last couple of years, the actual average CPM that we charge. As you can see, it’s very stable while the volume keeps going up, which means that we’re not seeing any price pressure, even when volumes keep going up and to the right. So this is the rate that we multiply the volume. So basically, if you combine the impression volume that you saw, on Slide 25 with the rate that you see in point 26.

Property of Innovid, Inc. – Confidential & Proprietary

And now we can switch to slide 27, you basically get the revenue projection and we split it per device to give you a sense of where the revenue is coming from and what portion of the revenue is coming from what device again. This is all TV advertising. These are video ads, TV ads, from our clients distributed to the environments where they purchase media. So as you can see, if the TV impressions and the volume continue to grow at a significant rate across mostly in CTV but also a little bit on mobile, we expect the total average growth rate to be between 30 and 40% in the next few years.

Next on slide 28, we speak to additional revenue drivers. If you call what I said in the beginning, as innovators in the space Innovid sees two areas of great opportunity. This is on top of the core business, the delivery and counting of the ads that we discussed mostly until now, and one of them is personalization. Since CTV ads are certainly digital delivery, and there’s data available on the audiences, we can then personalize and deliver different versions of the ad to different viewers. This strategy has proven to make campaigns more effective and we are proud to say that Innovid creative technology was recognized by Forrester in Q4 2020 as a leader in the space. The other area of innovation and disruption is measurement. CTV is a digital medium. While it’s television, it’s an IP delivery infrastructure. Because Innovid manages the physical delivery of the creative to the end device. We actually physically stream the creative and we have an IP connection with the end device. We believe we are in a unique position to offer additional solutions for better insights into measurement. Innovid launched our first advanced measurement solution in 2020. And we plan to continue to invest in the measurement space heavily. In summary, in addition to our core product, there are two levels of upselling possible in the future. On that note, I will transition to Tanya, our CFO who will share with you more information on how all of this is coming together from a financial perspective.

Tanya Andreev-Kaspin, CFO, Innovid: Thank you, Zvika. Let’s move to slide number 30, where we will be looking at our key financial highlights. I will be walking you through our financial model. Over the years, we believe we build a very capital efficient business, we put in place a conservative model that gives us high confidence in our projections, we’re on track to hit 130 million top line revenue by 2022, and the rest of the financial KPIs that are presented on the left side of your screen. So how this model is built, our model relies on two main pillars. First, predictable revenue driven by a reliable, consistently growing client base. And we will talk in detail later about our client base. Second operational efficiency, our business model has significant operating leverage with incremental costs going down as volumes are growing. In addition, we invested heavily in R&D in the past years. And we plan to keep investing in the future to keep securing our position as a leader in CTV, and generate new revenue streams in the future years. So let’s go to the next slide, where we will be focusing on our clients.

First, let’s define them, we define the core client as a client that generates at least $100,000 a year. This group of clients has been consistently growing as you see on the left side of your screen. Moreover, the share of revenue that this group is generating is also growing, reaching almost 90% of total Innovid revenue by 2020. Also those clients, the majority of them are top TV advertisers, and naturally they spend more and faster, and through this transition faster from linear to CTV. What we believe highlights the stickiness of our product are two main metrics that we are tracking for those clients. First logo retention is consistently improving and reaching 94% by 2020 for core platform clients, and second, net revenue retention. This metric is also improving and reaching record high 121% net revenue retention by 2020 for our core platform clients.

Property of Innovid, Inc. – Confidential & Proprietary

What we are looking at here is our quarterly revenue. What is important to highlight is the fact that our revenue has a highly predictable seasonal pattern that is presented on your screen. What that gives us is an ability, based on the performance of Q1, to have a quite good understanding of how the remainder of the year is going to unfold. And the second point to make here is acceleration of the growth rates. If you’re just focusing on the left side of the screen, the blue chart, those are revenue and revenue growth of Q1 revenue for the last three years. What is presented here is that in Q1 19, our growth rate was 17%. In Q1 2020, the growth rate improved to 24%. And this year, in 2021, our growth rates reached 33%. What this means, is that the whole system actually goes up. Overall growth rate is accelerating, driven by the transition from linear to CTV. So let’s go to the next slide, slide number 33, where we will be focusing on our P&L.

Just looking at the key characteristics of our financial profile. First, revenue. Everything that we talked about the stickiness of our product, the revenue retention, price instability, consistent volume growth, all of it is coming together here to support predictable recurring revenue models. Just to give you one number, approximately 90% of our revenue every year is generated by existing clients. So when we are looking at the forecast for the next year, we believe it’s a very low risk forecast. Second, gross margin. As a tech company, software company we have very high historical gross margins above 80% as you can see on the screen. We plan to keep it at least as high, potentially improving it and reaching 85% and potentially beyond that. And finally, EBITDA. As I already mentioned, we believe we are a very capital efficient business. Already in 2021, we are very well positioned within the rule of 40, it was actually 46% of combined top line growth and EBITDA, and given our operational leverage, the top line growth will flow through our P&L pushing our EBITDA margins up and reaching 35% and potentially beyond that in the future years. To wrap it all up, what you are seeing in front of you is a conservative model, a model that is presenting you with organic growth, it does not take into account any potential upsides and significant use of proceeds that will be coming from this transaction.

And that concludes our financial overview and I will turn it back to Zvika to talk about our growth strategy. Please, Zvika, take it away.

Zvika Netter, Co-Founder and CEO, Innovid: Thank you, Tanya. Our presentation today has focused on volume growth, customer market share and customer retention. That combination generates a very exciting opportunity. On slide 35, we will share more around our future growth plans. There are several layers of growth we are focused on here at Innovid. On the left you can see, what was the bulk of the conversation today of the presentation, volume growth. Viewers switching from linear television to CTV increases the amount of ads delivered to that in your environment and pushing our revenue up. On top of it, there are several growth engines that multiply each other. One is the upsell, as I touched before, beyond the delivering counting of impressions, we can upsell additional creative products such as personalization, interactive CTV, that we charge sometimes double and triple than the actual delivery cost. And then on top of that measurement, advanced measurement solutions that provide better insights to marketers. On that front we’ve been building and you can see we’re investing $23 million in R&D this year, and we continue to invest, these are additional products that we can upsell. And we could potentially also, we’ve made acquisitions in the past, and we’re always continuing to look for interesting opportunities for products that we can add to our stack to upsell to our clients. The third piece is global expansion. Almost 80% of our clients right now are global brands, while we serve them in the US, they’re actually delivering TV ad creative on a global scale. So we actually have few of them that already started working with us around the world. So we deliver in almost 80 countries around the world already. But the bulk of the revenue is still coming from the US. In the next couple years as CTV is becoming popular also in Asia, Europe, South America, we definitely plan and look to invest, to work with more and more clients to deliver their ads across the world. And finally, obviously, more logos. We’re very happy where we are in terms of our market footprint with about 40% of the top 200 brands. We would love to have more than that. The beauty of this is these growth engines multiply each other more volume, more revenue per ad impression or regions, which means also more volumes, of course more logos that multiply all of this.

Property of Innovid, Inc. – Confidential & Proprietary

I’ll conclude on slide 36 with some key investment highlights. The opportunity presented today is driven by the explosive growth of streaming content, devices and consumption of content through CTV either by cord cutters, cord shavers and cord nevers. As more consumers watch TV through connected devices $200 billion of TV ad spend is expected to shift to CTV, requiring a digital infrastructure to support it. Innovid is the leading independent platform in the space of CTV providing critical infrastructure. We have exclusive technology relationships with clients and key partners in the space, which we believe has fostered our strong customer retention rates. Innovid has what we believe to be a straightforward and predictable business model, which provides a good sense of our future growth. All of that combined with very strong top line revenue growth in a software business with a software margin, presents an exciting opportunity for the next wave of CTV advertising. I thank you all for your time and attention today. I will now pass it back to Gilad to speak about Innovid’s valuation and comparables. Thank you very much for your interest.

Gilad Shany, CEO, ION Acquisition Corp: Thank you Zvika. As you will see in slide 38, we’re looking at our comparable universe, which shows both companies in the ad tech ecosystem and consumption based software companies. We believe Innovid takes the best of both segments. We have a software only business model and the consumption based growth is driven by the transition of the industry from linear to connected TV.

If you move to slide 39, you will see some operational benchmarking. And as witnessed by the slide, Innovid’s growth CAGR is going to be industry leading over the few years.

If we move to slide 40, we’ll see some valuation benchmarking. You can see that both the total enterprise value to revenue multiple and the growth adjusted multiple, were emerging with Innovid at a relatively low multiple, despite the better than industry growth.

If we move to slide 41, we can look at the transaction summary. The pro forma value of the company will be $1.1 billion total enterprise value. The combination of the SPAC and the proposed $150 million pipe should generate up to $370 million of cash proceeds that will be used as follows: $200 million of cash to the balance sheet of the company, and the rest will go to secondary to existing shareholders and employees. We expect to complete the transaction during Q4 of 2021.

And with that, we want to thank you for your interest. We look forward to meeting and speaking to many of you over the coming months. Thank you.

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Property of Innovid, Inc. – Confidential & Proprietary